Exhibit No. 10.1

UNIVEST CORPORATION OF PENNSYLVANIA
AMENDED AND RESTATED
UNIVEST 2013 LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose; Definitions.

The name of this plan is the Amended and Restated Univest 2013 Long‑Term Incentive Plan (the “Plan”). The purpose of the Plan is to enable certain Employees and Non-Employee Directors of Univest Corporation of Pennsylvania (the “Corporation”) and its Subsidiaries to (i) own shares of stock, or stock-based rights, in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain, and motivate key Employees of particular merit.
For the purposes of the Plan, the following terms shall be defined as set forth below:
(a) "Award” means the grant under the Plan of Stock Option, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Long-Term Performance Awards.

(b) “Board” means the Board of Directors of the Corporation.

(c) “Cause” means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Corporation.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e) “Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Compensation Committee of the Board.

(f) “Corporation” means Univest Corporation of Pennsylvania, a corporation organized under the laws of the Commonwealth of Pennsylvania, or any successor organization.

(g) “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

(h) “Employee” means any common law employee of the Corporation or a Subsidiary. An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation’s or a Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of competent jurisdiction to be a common law employee.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means, for all purposes under the Plan, the last reported sale price of the Stock on the relevant national securities exchange for the applicable date.

(k) “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Code Section 422.

(l) “Long-Term Performance Award” or “Long Term Award” means an Award made pursuant to Section 8 below that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Corporation, business unit and/or individual performance.

(m) “Non-Employee Director” means a member of the Board, or of the board of directors of a Subsidiary or any other body performing the function of a board of directors, who is not an Employee.

(n) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o) “Participant” means an Employee or Non-Employee Director to whom an Award is granted pursuant to the Plan and which Award remains outstanding.

(p) “Plan” means this Amended and Restated Univest 2013 Long-Term Incentive Plan, as hereinafter amended from time to time.

(q) “Restricted Stock” means an Award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

(r) “Restricted Stock Unit” means an Award that is subject to the provisions Section 7A below.

(s) “Restriction Period” means the period set forth by the Committee commencing with the date of an Award as provided in Section 7(c) or Section 7A(c) as applicable.

(t) “Rules” means Section 16 of the Exchange Act, and the regulations promulgated thereunder.

(u) “Securities Broker” means the registered securities broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(1) hereof.

(v) “Stock” means the Common Stock of the Corporation, par value $5.00 per share.

(w) “Stock Appreciation Right” means the right, pursuant to an Award granted under Section 6 below, to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

(x) “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

(y) “Subsidiary” means a subsidiary corporation, as defined in Code Section 424(f), of the Corporation.

SECTION 2. Administration.

The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board of Directors of the Corporation and who shall serve at the pleasure of the Board; provided, however, that at any time no such Committee is emplaced, the Compensation Committee of the Board shall exercise the Committee’s functions as described herein and any reference to the Committee shall in such circumstances be deemed a reference to such Compensation Committee. Each member of the Committee shall meet the requirements of a non-employee director as defined in Rule 16b-3(b)(3)(i) as promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.
The Committee shall have the authority to grant to eligible Employees and Non- Employee Directors, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, and/or (v) Long‑Term Performance Awards.
In particular, the Committee shall have the authority:
(a) to select the Employees and Non-Employee Directors to whom Awards may from time to time be granted hereunder;
(b) to determine whether and to what extent Awards, are to be granted hereunder;
(c) to determine the number of shares of Stock to be covered by each Award granted hereunder;
(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder: including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

(e) to determine whether and under what circumstances a Stock Option may be settled in cash or stock;

(f) to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under Section 5(l); and

(g) to determine whether, to what extent and under what circumstances, consistent with the requirements of Code Section 409A, Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant.

The Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.
All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Participants.

SECTION 3. Stock Subject to the Plan.

(a) Stock Subject to Plan. The initial total aggregate number of shares of Common Stock for which Awards may be made under the Plan shall not exceed 2,000,000 shares. Notwithstanding the foregoing, the number of shares of Common Stock available for issuance under the Plan, including shares subject to then outstanding Awards, shall automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with calendar year 2014, by an amount equal to the lesser of (i) 12½% of the positive difference, if any, between the number of outstanding shares of Common Stock, including shares subject to outstanding Awards, on the last trading day of the immediately preceding calendar year and the number of outstanding shares of Common Stock, including shares subject to outstanding Awards, on the first trading day of such immediately preceding calendar year; or (ii) an amount determined by the Board.  No Incentive Stock Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases.  The limitation established by this Section shall be subject to adjustment as set forth in Paragraph 3(d) below.

Notwithstanding the foregoing, (i) no individual shall receive, over the term of the Plan, Awards covering in the aggregate more than 30% of the shares of Stock authorized for grant under the Plan and (ii) in any calendar year, the total number of shares of Stock with respect to which Awards may be granted to any individual under this Plan shall not exceed, subject to adjustment in accordance with paragraph 3(d) below, 250,000 shares.
(b) Unused, Forfeited, and Reacquired Shares. Shares of Stock not distributed as a result of unexercised or partially unexercised and terminated Awards, or shares of Stock under Awards in which the rights to receive or retain Stock have otherwise been terminated, expired or forfeited, and with respect to which Stock no material benefit was received by a Participant (e.g., dividends), shall again be made available for distribution in connection with future Awards under the Plan to the extent not inconsistent with available exemptions under the Rules. Any shares made available for distribution in connection with future Awards pursuant to this paragraph (b) shall be added to the shares then otherwise remaining available pursuant to paragraph (a) of this Section 3.
(c) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number and price of shares subject to other Awards, as may be determined to be appropriate by the Committee in its sole discretion; provided, however, that any such adjustments shall be made in a manner consistent with the regulations under Code Section 409A so as not to cause the Plan or any Award to become subject to the application of Code Section 409A, and provided further, to the extent consistent with the foregoing, the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.
SECTION 4. Eligibility.

Employees and Non-Employee Directors are eligible to be granted Awards under the Plan.
SECTION 5. Stock Options.
Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.
The Committee shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights), provided that Incentive Stock Options may only be granted to Employees. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.
Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Code Section 422, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under Code Section 422. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:
(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. However, any Incentive Stock Option granted to any Participant who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Corporation or of a parent or subsidiary of the

Corporation, shall have an exercise price no less than 110% of Fair Market Value per share on the date of grant.
(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall he exercisable more than ten years after the date the Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time the option is granted owns more than 10% of the voting power of all classes of Stock of the Corporation or of a parent or subsidiary of the Corporation may not have a term of more than five years. No Stock Option may be exercised by any person after expiration of the term of such Option.
(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that, except as provided in Section 5(f) and Section 9, unless otherwise determined by the Committee at the time of grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.
(d) Method of Exercise. Subject to any applicable vesting period or installment exercise provisions that may apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the Option term, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.
Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant or, in the case of the exercise of a Non-Qualified Stock Option, by the withholding of whole shares of Stock (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted.
No shares of Stock shall be issued until full payment therefore has been made. An Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).
(e) Non-Transferability of Options. No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.
(f) Termination by Reason of Death. Subject to Section 5(j), if a Participant’s employment or service with the Corporation and any Subsidiary terminates by reason of death,

any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such shorter period as the Committee may specify at the time of grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.
(g) Termination by Reason of Disability. Subject to Section 5(j), if a Participant’s employment or service with the Corporation and any Subsidiary terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at the time of or after grant, for a period of two years (or such shorter period as the Committee may specify at the time of grant) from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within such two-year period (or such shorter period as the Committee shall specify at the time of grant), any unexercised Stock Option held by such Participant shall, at the sole discretion of the Committee, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment or service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Stock Option will thereafter be treated as a Non-Qualified stock Option.
(h) Voluntary Termination. Subject to Section 5(j), if a Participant voluntarily terminates employment or service with the Corporation and any Subsidiary, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of two years (or such shorter period as the Committee may specify at the time of grant) from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Participant dies within such two-year period, any unexercised Stock Option held by such Participant shall, at the sole discretion of the Committee, thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of a voluntary termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
(i) Other Termination. Unless otherwise determined by the Committee at the time of grant, if a Participant’s employment or service with the Corporation and any Subsidiary terminates for any reason other than death, Disability, or voluntary termination, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option’s term if the Participant is involuntarily terminated by the Corporation without without Cause.

(j) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value of stock (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.
To the extent (if any) permitted under Code Section 422, if (i) a participant’s employment with the Corporation and any Subsidiary is terminated by reason of death, Disability, or voluntary termination and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g), or (h), applied without regard to this Section 5(j), is greater than the portion of such Option that is exercisable as an “incentive stock option” during such post-termination period under Code Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the Participant to exercise such Incentive Stock Option. The Committee is also authorized to provide at the time of grant for a similar extension of the post-termination exercise period in the event of a Change in Control.
(k) Cash-Out of Option. On receipt of written notice to exercise, the Corporation may, in the Committee’s sole discretion, elect to cash out all or part of the portion of the Option(s) to be exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the Option price on the effective date of such exercise.
(l) Cashless Exercise. To the extent permitted under the applicable laws and regulations under Section 16 of the Securities Act, and the Rules, and with the consent of the Committee, the Corporation agrees to cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell or withhold a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.
SECTION 6. Stock Appreciation Rights.
(a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan; such rights may be granted only at the time of the grant of such Stock Option.
A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.
A Stock Appreciation Right may be exercised by a Participant, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

(ii) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value on the exercise date of one share of Stock over the Option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Rights have been exercised, with the form of payment to be determined by the Committee.

(iii) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

(iv) A Stock Appreciation Right granted in connection with a Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Stock Option exceeds the exercise price under such Stock Option.

(v) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 6, that such Stock Appreciation Right can be exercised only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at the time of grant.

SECTION 7. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards. The Committee shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

The provisions of Awards of Restricted Stock need not be the same with respect to each Participant.
(b) Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such Award.
(i) The purchase price for shares of Restricted Stock, if any, shall be determined by the Committee at the time of grant.
(ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at the time of grant) after the Award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).
(iii) Each Participant receiving an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, or, in the Committee’s discretion, such Award and the shares of Restricted Stock granted thereunder may be recorded electronically. Any certificate issued shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Univest 2013 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Univest Corporation of Pennsylvania. Copies of such Plan and Agreement are on file in the offices of Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania 18964, Attention: Human Resources ‒ Executive Compensation.”
(iv) The Committee shall require that any stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.
(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions.
(i) Subject to the provisions of this Plan and the Award agreement, during the Restriction Period, the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3; provided, however, that any such provision for the deferral of cash dividends shall comply with the requirements for establishment of a permissible time and form of payment of such dividends, and shall otherwise comply with the applicable regulations, under Code Section 409A.

(iii) Except as provided in Section 7(c)(iv), upon termination of a Participant’s employment or service with the Corporation and any Subsidiary for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

(iv) In the event of hardship or other special circumstances of a Participant whose employment or service with the Corporation and any Subsidiary is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares, if any, shall be promptly delivered to the Participant.

SECTION 7A. Restricted Stock Units.

(a) Administration. Awards of Restricted Stock Units may be issued either alone or in addition to other Awards. The Committee shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of units to be awarded, the price (if any) to be paid by the recipient of Restricted Stock Units (subject to Section 7A(b)), the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards.

The Committee may condition the grant of Restricted Stock Units upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.
The provisions of Awards of Restricted Stock Units need not be the same with respect to each Participant.
(b) Awards. The prospective recipient of an Award of Restricted Stock Units shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such Award.

(i) The purchase price for awards of Restricted Stock Units, if any, shall be determined by the Committee at the time of grant.
(ii) Awards of Restricted Stock Units must be accepted within a period of 60 days (or such shorter period as the Committee may specify at the time of grant) after the Award date, by executing a Restricted Stock Unit Award Agreement and paying whatever price (if any) is required under Section 7A(b)(i).
(iii) An Award of a Restricted Stock Unit is an Award that is valued by reference to a share of Stock, which value may be paid to the Participant in Stock or cash as determined by the Committee in its sole discretion upon the satisfaction of such restrictions as the Committee may establish as described in Section 7A(c) below. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date immediately preceding the date of payment.
(c) Restrictions and Conditions. The Award of Restricted Stock Units pursuant to this Section 7A shall be subject to the following restrictions and conditions:
(i) Subject to the provisions of this Plan and the Award agreement, during the Restriction Period, the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber Restricted Stock Units awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, or such other factors or criteria as the Committee may determine, in its sole discretion.
(ii) A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
(iii) At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Corporation in respect of one share of Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Corporation for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.
(iv) Except as provided in Section 7A(c)(v) or as specifically provided in an Award Agreement, upon termination of a Participant’s employment or service with the Corporation and any Subsidiary for any reason during the Restriction Period, all Restricted Stock Units subject to restriction shall be forfeited by the Participant.
(v) In the event of hardship or other special circumstances of a Participant whose employment or service with the Corporation and any Subsidiary is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock Units, based on such factors as the Committee may deem appropriate.
(vi) The Committee may permit a Participant to elect to defer receipt of payment of all or part of any Award of Restricted Stock Units pursuant to rules and regulations adopted by the Committee.
SECTION 8. Long Term Performance Awards.
(a) Awards and Administration. Long Term Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the nature, length, and starting date of the performance period (the “Performance Period”) for each Long Term Performance Award, and shall determine the performance objectives to be used in valuing Long Term Performance Awards and determining the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Corporation, business unit, and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and Participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.
At the beginning of each Performance Period, the Committee shall determine for each Long Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the Performance Period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.
(b) Adjustments of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.
(c) Termination of Employment or Service. Unless the Committee otherwise determines at the time of grant, if a Participant terminates employment or service with the Corporation during a Performance Period, then such Participant shall not be entitled to any payment with respect to any Long Term Performance Award subject to such Performance Period.
(d) Form of Payment. The earned portion of a Long Term Performance Award shall be paid on a date specified by the Committee, which date shall be not later than March 15 of the year following the year in which the relevant Performance Period ends. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, as the Committee shall determine at the time of grant. If and to the extent a Long Term Performance Award is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing the portion of the value of the Long Term Performance Award not paid in Stock shall again become available for award under the Plan.
SECTION 9. Change in Control Provisions.
(a) Impact of Event.
In the event of a “Change in Control” as defined in Section 9(b), unless otherwise determined by the Committee or the Board at the time of grant,
(i) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested which have been held for at least six months from the date of grant, shall become fully vested and exercisable.
(ii) The restrictions applicable to any Award of Restricted Stock or Restricted Stock Units under the Plan shall lapse and such shares and Awards shall be deemed fully vested.
(iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units shall, unless otherwise determined by the Committee at the time of grant, be cashed out on the basis of Fair Market Value as of the date such Change in Control occurs.
(b) Definition of “Change in Control.” For purposes of Section 9(a), a “Change in Control” means the happening of any of the following:
(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as trustee)), is or becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly of securities of the Corporation representing 30 percent or more of the combined voting power of the Corporation’s then outstanding securities without the consent of a majority of the Board;
(ii) When, during any period of twelve consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the twelve-month requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 9(b)(ii);
(iii) a merger, consolidation, or similar transaction involving the Corporation with another corporation or entity in which shareholders of the Corporation, immediately prior to the merger, consolidation, or similar transaction, will not beneficially own, immediately after the merger, consolidation, or similar transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled to cast in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or
(iv) a sale or other disposition of all or substantially all of the assets of the Corporation.
SECTION 10. Amendments and Termination.
The Board may amend, alter, or discontinue the Plan at any time and from time to time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant with respect to an Award, without the Participant’s consent, or which, without the approval of the Corporation’s shareholders, would:
(a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan; or
(b) change the classes of individuals eligible to participate in the Plan.
Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other relevant regulatory developments.
SECTION 11. Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder, provided, however, that the assets of any such trust or arrangement may not be transferred, assigned, pledged, attached, encumbered, or otherwise subject to the claims of any creditor of a Participant, and any such assets shall remain subject to the claims of the Corporation’s creditors.
SECTION 12. General Provisions.
(a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
(c) The adoption of the Plan shall not confer upon any Employee or Non-Employee Director of the Corporation or any Subsidiary any right to continued employment or service with the Corporation or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate the employment or service of any of its Employees or Non-Employee Directors at any time.
(d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal or state income tax purposes with respect to any Award, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld, if any, with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.
(e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Corporation any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee specify at the time of grant.
(f) The reinvestment of dividends in additional Restricted Stock (or in other types of Awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).
(g) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.
(h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Further, the Plan and all Awards shall be construed consistent with Code Section 409A and all applicable guidance thereunder so as not to result in the inclusion in any Participant’s income of any benefit under this Plan or under any Award by reason of the application of such section.

SECTION 13. Effective Date of Plan.
The Plan originally became effective on April 16, 2013, subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board. If the Plan is not approved within such 12-month period, then the Plan shall terminate and any Awards granted hereunder shall be void and of no further force or effect. The Plan was amended and restated, effective December 5, 2018, to permit the award of Restricted Stock Units under the Plan.
SECTION 14. Term of Plan,
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Univest 2013 Long-Term Incentive Plan received shareholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.